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                                                                      Exhibit 23





                        CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in the Post-Effective Amendment Number 1 to the Registration Statement (Form S-8 No. 33-4555) pertaining to the Restricted Stock Plan of Cleveland-Cliffs Inc, in the Registration Statement (Form S-8 No. 33-208033) pertaining to the 1987 Incentive Equity Plan of Cleveland-Cliffs Inc and the related prospectus and in the Registration Statement (Form S-8 No. 33-48357) pertaining to the 1992 Incentive Equity Plan and the related prospectus and in the Registration Statement (Form S-8 No. 33-56661) pertaining to the Northshore Mining Company and Silver Bay Power Company Retirement Savings Plan and the related prospectus of our report dated February 14, 1995, with respect to the consolidated financial statements and schedule of Cleveland-Cliffs Inc and consolidated subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 1994.



                                                               ERNST & YOUNG LLP



Cleveland, Ohio
March 24, 1995





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